UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with its Annual Meeting of Stockholders (the “Annual Meeting”) of Pure Bioscience, Inc. (the “Company”) held on January 30, 2019, the Company’s stockholders elected Henry R. Lambert, Tom Y. Lee, CPA, Ivan Chen and Dale Okuno to the Board of Directors to hold office until the next annual meeting and until their respective successors elected and qualified.

The Company has also appointed Ms. Field and Dr. Hagen, who did not stand for reelection, to the Company’s food safety advisory board.

Additionally, on January 30, 2019, the Company appointed Mr. Lee as Chairman of the Board.

Item 5.03. Amendment of Articles of Incorporations or Bylaws; Change in Fiscal Year.

The Board previously approved an amendment to the Company’s Bylaws (the “Bylaw Amendment”), effective upon the Annual Meeting, to provide that, in addition to the Chairman, the Chief Executive Officer and the Board, holders of at least twenty-five percent of voting power of the then issued and outstanding shares of the Company’s capital stock may call a special meeting of stockholders.

A copy of the Bylaw Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on January 30, 2019. Of the 71,582,122 shares of the Company’s common stock outstanding as of the record date, 56,842,714 shares, or 79.40%, were represented at the Annual Meeting either in person or by proxy.

In accordance with the Company’s Bylaws, the presence of the holders of at least a majority of the outstanding shares of common stock at the Annual Meeting, whether in person or by proxy, constituted a quorum for the transaction of business at the Annual Meeting. Votes “For,” “Against,” “Abstentions” and “Broker Non-Votes” were each counted as present at the Annual Meeting for purposes of determining the presence of a quorum. Broker Non-Votes are shares held in street name by brokers, banks or other nominees who were present in person or represented by proxy at the Annual Meeting, but which were not voted on a proposal because the brokers, banks or nominees did not have discretionary authority with respect to that proposal and they had not received voting instructions from the beneficial owner prior to the Annual Meeting. Under the Company’s Bylaws, the directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, which means that the director nominees who received the highest number of “For” votes were elected. Approval of each of the other proposals requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and Broker Non-Votes are not considered to be votes cast under the Company’s Bylaws, and as a result, have no effect on the outcome of the vote.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast “For” and “Withheld” and “Against” and the number of “Abstentions” and “Broker Non-Votes” with respect to each matter voted upon are set forth below.

(1) Election of Directors. The Company’s stockholders elected each of Henry R. Lambert, Tom Y. Lee, CPA, Ivan Chen and Dale Okuno, with the approval of 99.22%, 98.97%, 99.42%, and 99.42%, of the votes cast, respectively, to hold office until the 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following table shows the tabulation of the votes cast For and Withheld with respect to the election of each of the director nominees as well as the Broker Non-Votes submitted for each director nominee:

Director	For	Withheld	Broker Non-Votes
Henry R. Lambert	31,154,123	246,232	25,442,359
Tom Y. Lee, CPA	31,076,811	323,544	25,442,359
Ivan Chen	31,219,241	181,114	25,442,359
Dale Okuno	31,219,653	180,702	25,442,359

(2) Ratification of Auditors. The Company’s stockholders ratified the appointment of Mayer Hoffman McCann P.C., with the approval of 99.76% of the votes cast, as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2019. The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions submitted on this proposal:

For	Against	Abstentions
56,461,544	134,068	247,102

(3) Executive Compensation. The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers, with the approval of 97.33% of the votes cast, as disclosed in the Proxy Statement. The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions and Broker-Non Votes submitted on this proposal:

For	Against	Abstentions	Broker Non-Votes
30,348,464	832,349	219,542	25,442,359

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Bylaw Amendment, dated January 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: February 1, 2019	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer